Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES FIRST QUARTER 2022

TOTAL REVENUE OF $62.6 MILLION

IRVING, TX May 10, 2022 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three months ended March 31, 2022.

First Quarter 2022 Results

For the quarter ended March 31, 2022 compared to the quarter ended March 31, 2021:

Consolidated

•	Total revenue increased 5.5% to $62.6 million from $59.4 million;

•	Total operating expenses increased 4.8% to $57.6 million from $55.0 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) increased 8.4% to $55.8 million from $51.4 million;

•	Operating income increased 14.2% to $5.0 million from $4.4 million;

•	Net income increased 438.4% to $1.7 million, or $0.06 net income per diluted share from $0.3 million, or $0.01 net income diluted per share;

•	EBITDA (1) increased 8.6% to $8.2 million from $7.5 million;

•	Adjusted EBITDA (1) decreased 13.6% to $6.8 million from $7.9 million; and

•	Net cash used by operating activities decreased 53.1% to $4.3 million from $9.2 million.

Broadcast

•	Net broadcast revenue increased 10.0% to $48.4 million from $44.0 million;

•	Station Operating Income (“SOI”) (1) decreased 3.7% to $10.3 million from $10.7 million;

•	Same Station (1) net broadcast revenue increased 9.4% to $48.1 million from $44.0 million; and

•	Same Station SOI (1) decreased 5.0% to $10.3 million from $10.9 million.

Digital Media

•	Digital media revenue increased 7.1% to $10.3 million from $9.6 million; and

•	Digital Media Operating Income (1) increased 93.1% to $1.8 million from $0.9 million.

Publishing

•	Publishing revenue decreased 31.8% to $3.9 million from $5.7 million; and

•	Publishing Operating Loss (1) was $0.6 million compared to Publishing Operating Income (1) of $0.5 million.

Included in the results for the quarter ended March 31, 2022 are:

•

A $1.7 million ($1.3 million, net of tax, or $0.05 per diluted share) net gain on the disposition of assets relates primarily to the gain on sale of land in Phoenix, Arizona offset by various fixed asset disposals; and

•	A $0.2 million ($0.2 million, net of tax, or $0.01 per share) charge for debt modification costs; and

•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Included in the results for the quarter ended March 31, 2021 are:

•

A $0.3 million ($0.2 million, net of tax, or $0.01 per share) net loss on the disposition of assets recorded upon the closing of the sale of radio station WKAT-AM and an FM translator in Miami, Florida; and

•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Per share numbers are calculated based on 27,610,407 diluted weighted average shares for the quarter ended March 31, 2022, and 27,138,773 diluted weighted average shares for the quarter ended March 31, 2021.

Balance Sheet

As of March 31, 2022, the company had $114.7 million outstanding on the 7.125% senior secured notes due 2028 (“2028 Notes”), $57.7 million outstanding on 6.75% senior secured notes due 2024 (“2024 Notes”), and no outstanding balance on the ABL Facility.

Acquisitions and Divestitures

The following transactions were completed since January 1, 2022:

•	On May 2, 2022, the company acquired websites and related assets of Retirement Media for $0.2 million in cash.

•	The company invested $3.5 million, for a total investment to date of $4.5 million, in a Limited Liability Company “LLC” that will own, distribute, and market a motion picture.

•	On February 15, 2022, the company closed on the acquisition of radio station WLCC-AM and an FM translator in the Tampa, Florida market for $0.6 million of cash.

•	On January 10, 2022, the company closed on the sale of 4.5 acres of land in Phoenix, Arizona for $2.0 million in cash.

Pending transactions:

•

On August 31, 2021, the company entered into an agreement to sell 9.3 acres of land in the Denver area for $8.2 million. The company expects to close this sale in the second quarter of 2022 and plans to continue broadcasting both KRKS-AM and KBJD-AM from this site.

•

On June 2, 2021, the company entered into an agreement to acquire radio station KKOL-AM in Seattle, Washington for $0.5 million. The company paid $0.1 million in cash into an escrow account and began operating the station under a Local Marketing Agreement on June 7, 2021. The company expects the transaction to close in the latter half of 2022.

•

On February 5, 2020, the company entered into an Asset Purchase Agreement with Word Broadcasting to sell radio stations WFIA-AM, WFIA-FM and WGTK-AM in Louisville, Kentucky for $4.0 million with credits applied from amounts previously paid, including a portion of the monthly fees paid under a Time Brokerage Agreement (“TBA”). Due to changes in debt markets, the transaction was not funded, and it is uncertain when, or if, the transaction will close. Word Broadcasting continues to program the stations under a TBA that began in January 2017.

Conference Call Information

Salem will host a teleconference to discuss its results on May 10, 2022 at 3:00 p.m. Central Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group First Quarter 2022 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through May 24, 2022 and can be heard by dialing (877) 660-6853, passcode 13727921 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

Second Quarter 2022 Outlook

For the second quarter of 2022, the company is projecting total revenue to increase between 6% and 8% from second quarter 2021 total revenue of $63.8 million. The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to increase between 7% and 10% compared to the second quarter of 2021 non-GAAP operating expenses of $55.0 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc., at www.salemmedia.com, Facebook and Twitter (@SalemMediaGrp).

Company Contact:

Evan D. Masyr

Executive Vice President and Chief

Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2021	2022
	(Unaudited)
Net broadcast revenue	$44,048	$48,432
Net digital media revenue	9,619	10,300
Net publishing revenue	5,686	3,877

Total revenue	59,353	62,609

Operating expenses:
Broadcast operating expenses	33,343	38,121
Digital media operating expenses	8,673	8,473
Publishing operating expenses	5,205	4,467
Unallocated corporate expenses	4,288	4,810
Change in the estimated fair value of contingent earn-out consideration	—	(5)
Debt modification costs	—	228
Depreciation and amortization	3,170	3,276
Net (gain) loss on the disposition of assets	318	(1,735)

Total operating expenses	54,997	57,635

Operating income	4,356	4,974
Other income (expense):
Interest income	1	—
Interest expense	(3,926)	(3,394)
Loss on early retirement of long-term debt	—	(53)
Net miscellaneous income and (expenses)	22	1

Net income before income taxes	453	1,528
Provision for (benefit from) income taxes	130	(211)

Net income	$323	$1,739

Basic earnings per share Class A and Class B common stock	$0.01	$0.06
Diluted earnings per share Class A and Class B common stock	$0.01	$0.06
Basic weighted average Class A and Class B common stock shares outstanding	26,736,639	27,177,375

Diluted weighted average Class A and Class B common stock shares outstanding	27,138,773	27,610,407

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2021	March 31, 2022
		(Unaudited)
Assets
Cash	$1,785	$—
Accounts receivable, net	25,663	28,000
Other current assets	14,066	15,330
Property and equipment, net	79,339	80,262
Operating and financing lease right-of-use assets	43,665	45,985
Intangible assets, net	346,438	346,294
Deferred financing costs	843	793
Other assets	4,313	6,994

Total assets	$516,112	$523,658

Liabilities and Stockholders’ Equity
Current liabilities	$51,455	$57,031
Long-term debt	170,581	168,300
Operating and financing lease liabilities, less current portion	42,273	44,777
Deferred income taxes	67,012	67,007
Other liabilities	6,580	6,393
Stockholders’ Equity	178,211	180,150

Total liabilities and stockholders’ equity	$516,112	$523,658

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands, except share and per share data)

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Stockholders’ equity, December 31, 2020	23,447,317	$227	5,553,696	$56	$247,025	$(78,023)	$(34,006)	$135,279
Stock-based compensation	—	—	—	—	78	—	—	78
Options exercised	185,782	2	—	—	390	—	—	392
Net income	—	—	—	—	—	323	—	323

Stockholders’ equity, March 31, 2021	23,633,099	$229	5,553,696	$56	$247,493	$(77,700)	$(34,006)	$136,072

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Stockholders’ equity, December 31, 2021	23,922,974	$232	5,553,696	$56	$248,438	$(36,509)	$(34,006)	$178,211
Stock-based compensation	—	—	—	—	106	—	—	106
Options exercised	40,913	—	—	—	94	—	—	94
Lapse in restricted shares	14,854	—	—	—	—	—	—	—
Net income	—	—	—	—	—	1,739	—	1,739

Stockholders’ equity, March 31, 2022	23,978,741	$232	5,553,696	$56	$248,638	$(34,770)	$(34,006)	$180,150

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2022
OPERATING ACTIVITIES
Net income	$323	$1,739
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash stock-based compensation	78	106
Depreciation and amortization	3,170	3,276
Amortization of deferred financing costs	213	247
Non-cash lease expense	2,161	2,202
Provision for bad debts	(295)	(209)
Deferred income taxes	188	(5)
Change in the estimated fair value of contingent earn-out consideration	—	(5)
Loss on early retirement of long-term debt	—	53
Net (gain) loss on the disposition of assets	318	(1,735)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	2,549	(2,229)
Inventories	(93)	(411)
Prepaid expenses and other current assets	(750)	(748)
Accounts payable and accrued expenses	2,490	4,024
Operating lease liabilities	(2,497)	(1,852)
Contract liabilities	1,122	136
Deferred rent income	170	(58)
Other liabilities	29	—
Income taxes payable	21	(218)

Net cash provided by operating activities	9,197	4,313

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(1,859)	(3,439)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	—	(40)
Deposit on broadcast assets and radio station acquisitions	(100)	—
Purchases of broadcast assets and radio stations	—	(540)
Investment in LLC	—	(2,000)
Proceeds from sale of long-lived assets	3,501	2,001
Other	(238)	(858)

Net cash provided by (used in) investing activities	1,304	(4,876)

FINANCING ACTIVITIES
Payments to repurchase 2024 Notes	—	(2,531)
Proceeds from borrowings under ABL Facility	16	6,257
Payments on ABL Facility	(5,016)	(6,257)
Proceeds from borrowings under PPP Loans	11,195	—
Payments of debt issuance costs	(3)	—
Proceeds from the exercise of stock options	392	94
Payments on financing lease liabilities	(16)	(16)
Book overdraft	—	1,231

Net cash provided by (used in) financing activities	6,568	(1,222)

Net increase (decrease) in cash and cash equivalents	17,069	(1,785)
Cash and cash equivalents at beginning of year	6,325	1,785

Cash and cash equivalents at end of period	$23,394	$—

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP. The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2021	2022
	(Unaudited)
Net income	$323	$1,739
Plus interest expense, net of capitalized interest	3,926	3,394
Plus provision for (benefit from) income taxes	130	(211)
Plus depreciation and amortization	3,170	3,276
Less interest income	(1)	—

EBITDA	$7,548	$8,198

Less net (gain) loss on the disposition of assets	318	(1,735)
Less change in the estimated fair value of contingent earn-out consideration	—	(5)
Plus debt modification costs	—	228
Plus loss on early retirement of long-term debt	—	53
Plus net miscellaneous income and expenses	(22)	(1)
Plus non-cash stock-based compensation	78	106

Adjusted EBITDA	$7,922	$6,844

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2021	2022
	(Unaudited)
Net cash provided by operating activities	$9,197	$4,313
Non-cash stock-based compensation	(78)	(106)
Depreciation and amortization	(3,170)	(3,276)
Amortization of deferred financing costs	(213)	(247)
Non-cash lease expense	(2,161)	(2,202)
Provision for bad debts	295	209
Deferred income taxes	(188)	5
Change in the estimated fair value of contingent earn- out consideration	—	5
Net (gain) loss on the disposition of assets	(318)	1,735
Loss on early retirement of long-term debt	—	(53)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(2,549)	2,229
Inventories	93	411
Prepaid expenses and other current assets	750	748
Accounts payable and accrued expenses	(2,490)	(4,024)
Contract liabilities	(1,122)	(136)
Operating lease liabilities (deferred rent)	2,497	1,852
Deferred rent income	(170)	58
Other liabilities	(29)	—
Income taxes payable	(21)	218

Net income	$323	$1,739

Plus interest expense, net of capitalized interest	3,926	3,394
Plus provision for (benefit from) income taxes	130	(211)
Plus depreciation and amortization	3,170	3,276
Less interest income	(1)	—

EBITDA	$7,548	$8,198

Plus net (gain) loss on the disposition of assets	318	(1,735)
Plus change in the estimated fair value of contingent earn-out consideration	—	(5)
Plus debt modification costs	—	228
Plus loss on early retirement of long-term debt	—	53
Plus net miscellaneous income and expenses	(22)	(1)
Plus non-cash stock-based compensation	78	106

Adjusted EBITDA	$7,922	$6,844

Less net cash paid for capital expenditures (1)	(1,859)	(3,439)
Plus cash received (paid for) taxes	79	(12)
Less cash paid for interest, net of capitalized interest	(53)	(65)

Adjusted Free Cash Flow	$6,089	$3,328

(1)   Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at	Applicable Interest Rate
	March 31, 2022
Senior Secured Notes due 2028 (1)	$114,731,000	7.125%
Senior Secured Notes due 2024 (2)	$57,674,000	6.750%

(1)	$114.7 million notes with semi-annual interest payments at an annual rate of 7.125%.
(2)	$57.7 million notes with semi-annual interest payments at an annual rate of 6.750%.